UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2008

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota

1-9595

41-0907483

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota		55423
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As reported on its Annual Report on Form 10-K for the fiscal year ended March 1, 2008, Best Buy Co., Inc. (“Best Buy” or the “registrant”) has a $2.5 billion five-year unsecured revolving credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and a syndicate of banks.  The Credit Agreement is guaranteed by certain subsidiaries of the registrant and contains customary affirmative and negative covenants.  Among other things, these covenants restrict or prohibit the registrant and/or certain of its subsidiaries from incurring certain types or amounts of indebtedness, creating liens on certain assets, making material changes to its corporate structure or the nature of its business, disposing of material assets, allowing non-material subsidiaries to make guarantees, engaging in a change in control transaction, or engaging in certain transactions with its affiliates.

The registrant previously announced its intention to consummate certain transactions with The Carphone Warehouse Group PLC (“The Carphone Warehouse”) as reported on its Current Reports on Form 8-K and Form 8-K/A filed with the U.S. Securities and Exchange Commission on May 8, 2008, May 13, 2008 and June 12, 2008 (collectively the “Previous Reports”).  The contents of the Previous Reports are incorporated by reference into this Item 1.01.

On June 17, 2008, Best Buy entered into a First Amendment to the Credit Agreement (the “Amendment”) to facilitate the consummation of the transactions described in the Previous Reports with The Carphone Warehouse and to provide exceptions to the restrictions on the incurrence of certain indebtedness and creation of certain liens.  The full text of the Amendment is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

 (d) Exhibits

The following Exhibit is filed as part of this Current Report on Form 8-K.

Number	Description
4.1

First Amendment, dated as of June 17, 2008, to the Credit Agreement, dated as of September 19, 2007, among Best Buy Co., Inc., the Subsidiary Guarantors named therein, the Lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: June 18, 2008	By:	/s/ SUSAN S. GRAFTON
Susan S. Grafton
Vice President, Controller and Chief
Accounting Officer